Exhibit 10.8

Service Agreement under the Master Services Agreement

This AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of August 7, 2014, is entered into by and among CIM Service Provider, LLC (“CIM Service Provider”) and CIM Commercial Trust Corporation (“CMCT”).

RECITALS:

Whereas CMCT, CIM Service Provider and the other parties thereto have executed a Master Services Agreement, dated as of March 11, 2014 (as amended, modified or supplemented from time to time, the “MSA”);

Whereas CIM Service Provider has provided certain services to CMCT and CMCT wishes for CIM Service Provider to continue to provide such services to CMCT under the MSA;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Section 1.                                           Services.

(a)                                 CMCT and CIM Service Provider agree that the services that CIM Service Provider and/or its affiliates provided to CMCT from March 11, 2014 to June 30, 2014 included the following services:

(i)                                     CMCT finance, accounting, financial reporting and tax:  public company reporting, SOX compliance, internal audit services, property-level general ledger accounting services, budgeting, forecasting, financial planning and analytics, preparing and reviewing financial statements, REIT tax compliance, real estate tax and tax advice;

(ii)                                  technology and IT Support:  information technology controls (including) SOX related matters, system application control and reporting and providing CMCT with general and technology support;

(iii)                               CMCT corporate communications and investor relations:  managing CMCT’s website, handling inquiries from CMCT’s public investors, assisting CMCT with internal and external presentations, designing CMCT’s press strategies and drafting press releases;

(iv)                              insurance:  assisting CMCT with obtaining, renewing and/or reviewing its insurance coverage;

(v)                                 legal:  assisting CMCT with legal and compliance matters; and

(vi)                              human resources:  assisting CMCT with human resources matters.

(b)                                 From and after June 30, 2014, CIM Service Provider agrees that it will continue to provide the services described in subsection (a) above to CMCT and such other services as may be agreed between CIM Service Provider and CMCT.

(c)                                  CMCT and CIM Service Provider agree that the services described under subsections (a) and (b) above do not and will not constitute “Base Services” under the MSA but will constitute either “Transactional Services” under Section 3.2 or Compensation Charges under Section 5.2.1

Section 2.                                           Payment.

(a)                                 For performing the services described in Section 1(a) during the first quarter of 2014 (commencing on March 11, 2014), CMCT agrees to pay CIM Service Provider $45,800.

(b)                                 For performing the services described in Section 1(a) during the second quarter of 2014, CMCT agrees to pay CIM Service Provider $244,200.

(c)                                  CIM Service Provider represents to CMCT that the amounts described in subsections (a) and (b) above represent a percentage of the actual salaries (and costs of fringe benefits) paid to employees of CIM Service Provider and/or its affiliates that had performed the services described in Section 1(a) based on the time spent by such employees in performing such services.

(d)                                 For the services to be performed by CIM Service Provider pursuant to Section 1(b),  CMCT agrees to pay CIM Service Provider an amount determined in accordance with the methodology described in subsection (c) above.  CIM Service Provider agrees to provide a schedule of all services furnished by CIM Service Provider to CMCT pursuant to Section 1(b) no later than 60 days after the end of each calendar quarter.

(e)                                  CIM Service Provider acknowledges and agrees that any fees required to be paid by CMCT under this Agreement shall be subject to the approval of the independent members of the Board of Directors of CMCT (the “Independent Directors”).  CMCT agrees to (i) use its commercially reasonable efforts to cause a meeting of the Independent Directors to occur not less than quarterly to approve the payment of any amounts required under this Agreement and (ii) pay CIM Service Provider as promptly as practicable after approval of the Independent Directors.

Section 3.                                           Term.

(a)                                 Either party may terminate this Agreement at any time upon not less than 60 days’ prior written notice.

Section 4.                                           The MSA.

(a)                                 The parties agree that this Agreement shall be deemed to be a part of the MSA and the MSA shall apply to this Agreement mutatis mutandis.  To the extent there is any inconsistency between the MSA and this Agreement, the MSA shall be deemed to have been amended by this Agreement.

(b)                                 CMCT represents that the Independent Directors have approved this Agreement.

IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has executed this Agreement as of the date hereof.

CIM Commercial Trust Corporation

/s/ Jan S. Salit
Name: Jan S. Salit
Title: President

CIM Service Provider, LLC

/s/ Eric Rubenfeld
Name: Eric Rubenfeld
Title: Vice President and Secretary